                                                                       EXHIBIT 4

  THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                                EUNIVERSE, INC.
      Warrant for the Purchase of up to 1,101,260 Shares of Common Stock,
                           par value $.001 per Share
                              No. W-__________

          THIS CERTIFIES that, for value received, NEW TECHNOLOGY HOLDINGS INC., 550 Madison Avenue, New York, New York 10022 (the "Holder"), is entitled to subscribe for and purchase from EUNIVERSE, INC., a Nevada corporation (the "Company"), upon the terms and subject to the conditions set forth herein, at any time or from time to time after the date hereof and up to and including 5:00 P.M. on September 6, 2004, New York time (the "Exercise Period"), up to a maximum of 1,101,260 shares (as adjusted pursuant to the terms hereof, the "Warrant Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). This Warrant shall be exercisable to purchase the Warrant Shares at the following exercise prices: $4.50 per share for the first 701,260 Warrant Shares to be purchased pursuant to the exercise hereof, $5.00 per share for the next 200,000 Warrant Shares to be purchased after the Holder has purchased 701,260 Warrant Shares hereunder, and $6.00 per share for the next 200,000 Warrant Shares to be purchased after the Holder has purchased 901,260 Warrant Shares hereunder (each, an "Exercise Price"). As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

          The number of shares of Common Stock issuable upon exercise of this Warrant and each Exercise Price may be adjusted from time to time as hereinafter set forth.

          1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the form of election attached hereto duly executed) to the Company at its office at 101 North Plains Industrial Road, Wallingford, Connecticut 06492, or at such other place as is designated in writing by the Company, together with (a) a certified or bank cashier's check payable to the order of the Company in an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price") and (b) the acceptance by the Holder of a number of Warrant Shares equal to the number of Warrant Shares being purchased upon such exercise.

          2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

          3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent.

          4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights of third parties.

          5. (a) In case the Company shall at any time after the date this Warrant was first issued (i) declare a dividend on the outstanding shares of Common Stock payable in shares of its Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the applicable Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) Whenever there shall be an adjustment as provided in this Section 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price(s) after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

          (c) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant.

     6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

          (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of

Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

          (c) In case of any sale (publicly or privately) by the Company of (i) shares of its Common Stock, (ii) securities convertible into shares of its Common Stock, or (iii) options or warrants to purchase shares of its Common Stock or securities convertible into shares of its Common Stock ("Additional Shares of Common Stock") at a sale, conversion or exercise price per share as determined by the Board of Directors of the Company (the "Issue Price"), as the case may be, less than any Exercise Price then in effect, each Exercise Price which is greater than the Issue Price (A) if such sale of Additional Shares of Common Stock is prior to the six-month anniversary of the date hereof, shall be reset to the Issue Price and the number of shares purchasable pursuant to that portion of this Warrant shall be increased pro rata to the percentage reduction in such Exercise Price, and (B) if such sale of Additional Shares of Common Stock is after the six-month anniversary of the date hereof, shall be adjusted to a price determined by multiplying the applicable Exercise Price by a fraction
(i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding (on a fully-diluted basis) immediately prior to such issue or sale of Additional Shares of Common Stock plus (y) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued or sold) by the applicable Exercise Price in effect immediately prior to such issue or sale; and (ii) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding (on a fully-diluted basis) immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

          (d) Section 6(c) shall not apply to (i) any shares issued upon exercise or conversion of any currently outstanding options, warrants or convertible securities or (ii) shares of any Common Stock options or warrants issuable pursuant to the Company's Stock Option Plan as currently in effect or any underlying Common Stock issued on the exercise thereof.

          (e) The Issue Price shall be calculated taking into account the amount paid for the issuance of such Common Stock, option or warrant or convertible security and the amount, if any, payable upon the exercise or conversion thereof.

          (f) The "Aggregate Consideration Received" by the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any reasonable or customary underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property determined in good faith by the Company's board of directors; and (C) if Additional Shares of Common Stock, convertible securities or rights or options to purchase either Additional Shares of Common Stock or convertible securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Company's board of directors to be allocable to such Additional Shares of Common Stock, convertible securities or rights or options.

          (g) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

          7.   In case at any time the Company shall propose:

               (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock; or

               (b) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or

               (c) to effect any liquidation, dissolution, or winding-up of the Company, except for the reincorporation of the Company into Delaware;

               (d) effect any sale of its Common Stock or securities convertible into Shares of its Common Stock; or

               (e) to take any other action which would cause an adjustment to any Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend or distribution is to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding up, (iii) the date on which any such sale is expected to be consummated, or (iv) the date of such action which would require an adjustment to any Exercise Price.

          8. The issuance of any shares of Common Stock or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          9. The registration rights of the Holder (including the Holder's successors) with respect to this Warrant and the Warrant Shares will be as set forth in Annex A hereto.

          10. The certificate or certificates evidencing such Warrant Shares shall bear a legend in substantially the following form:

  "THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

          11. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

          12. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

          13. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 101 North Plains Industrial Road, Wallingford, Connecticut 06492; Fax: 203-265-7798, Attention: Brad Greenspan; and to the Holder c/o Sony Music Entertainment Inc., 550 Madison Avenue, New York, New York 10022, Fax: 212-833-7844, Attention: Senior Vice President-Business Affairs and Administration, and Senior Vice President, General Manager - New Technology and Business Development or at such other address as the Company or the Holder may designate by ten days' advance written notice to the other parties hereto.

          14. The rights and obligations of the Company, of the holder of this Warrant and holder of shares of Common Stock issued upon exercise of this Warrant, referred to in Section 9, shall survive the exercise of this Warrant.

          15. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Holder may assign the Holder's rights under this Warrant, in whole or in part, to any of its affiliates or the affiliates of Sony Music Entertainment, Inc., and such rights may be similarly assigned by such assignee. The provisions of this Agreement, together with Annex A attached hereto, are subject to the terms of existing registration rights obligations of the Company as of the date hereof (as set forth on Annex B hereto)

          16. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its Chief Executive Officer under its corporate seal and attested by its Secretary on the day and year first written below.

Dated:   September 6, 2000

                         EUNIVERSE, INC.

                         By:  /s/ Brad Greenspan
                              --------------------
                              Name: Brad Greenspan
                              Title: President and Chief Executive Officer

[Seal]

ATTEST:

/s/ William Wagner
------------------
Secretary


                          [Signature Page for Warrant]

                                    ANNEX A
                                    -------

                              REGISTRATION RIGHTS
                              -------------------

     A.   Registration. (a) After six months from the date of the Warrant to
          ------------
     which this Annex A is attached, if the Company shall receive a written request from the Holder that the Company prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the registration of Warrant Shares (the "Subject Stock") having an aggregate offering price to the public of not less than $1,000,000, then the Company shall, subject to the limitations of this Annex A, (A) prepare and file such registration statement, (B) use its best efforts to cause the registration statement to be declared effective as soon as possible after the filing thereof, but in any event prior to the earlier of (i) 60 days from the date of the request by the Holder and (ii) the date which is within five days of the date on which the Commission informs the Company that the Commission will not review the registration statement or that the Company may request the acceleration of the effectiveness of the registration statement, and (C) to keep such registration statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Subject Stock covered by such registration statement has been sold or (y) the date on which the Subject Stock may be sold without any restriction pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period").

(b) If the Holder intends to distribute the Subject Stock covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this paragraph. In such event, the right of the Holder to include its shares of Subject Stock in such registration shall be conditioned upon the Holder's participation in such underwriting and the inclusion of such Holder's Subject Stock in the underwriting to the extent provided herein. The Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Holder (which underwriter or underwriters shall be reasonably acceptable to the Company).

(c) The Company shall not be required to effect a registration pursuant to this Paragraph A after the Company has effected four registrations pursuant to this paragraph, and such registrations have been declared effective.

     B.  Registration Procedure.  In connection with the Company's registration
         ----------------------
     obligations hereunder, the Company shall:

     (a) Prepare and file with the Commission a registration statement with respect to such Subject Stock in accordance with the method or methods of distribution thereof as specified by the Holder (except if otherwise directed by the Holder), and cause the registration statement to become effective and remain effective as provided herein; provided, however, that not less than five business
                         --------  -------
     days prior to the filing of such registration statement or any related prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (i) furnish to the Holder and its legal counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holder and such legal counsel, and (ii) at the request of the Holder cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to the Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the registration statement or any such prospectus or any amendments or supplements thereto to which the Holder or its legal counsel shall reasonably object in writing within three business days of their receipt thereof.

(b) Prepare and file with the Commission such amendments, including post-effective amendments, to the registration statement as may be necessary to keep the registration statement continuously effective as to the applicable Subject Stock for the Effectiveness Period and prepare and file with the Commission such additional registration statements in order to register for resale under the Securities Act all of the Subject Stock; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the registration statement or any amendment thereto and as promptly as possible provide the Holder true and complete copies of all correspondence from and to the Commission relating to the registration statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the disposition of all shares of Subject Stock covered by the registration statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in the registration statement as so amended or in such prospectus as so supplemented.

(c) Notify the Holder and its legal counsel as promptly as possible (and, in the case of (i)(A) below, not less than five business days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one business day following the day: (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to the registration statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such registration statement and whenever the Commission comments in writing on such registration statement; and (C) with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the registration statement or prospectus or for additional information;
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement covering any or all of the Subject Stock or the initiation of any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (each, a "Proceeding") for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Subject Stock for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the registration statement, prospectus or other documents so that, in the case of the registration statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company shall promptly furnish to the Holder's legal counsel, without charge, (i) any correspondence from the Commission or the Commission's staff to the Company or its representatives relating to any registration statement and (ii) promptly after the same is prepared and filed with the Commission, a copy of any written response to the correspondence received from the Commission.

(e) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the registration statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Subject Stock for sale in any jurisdiction, at the earliest practicable moment.

(f) If requested by the Holder, (i) promptly incorporate in a prospectus supplement or post-effective amendment to the registration statement such information as the Company reasonably agrees should be included therein and
     (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(g) Furnish to the Holder and its legal counsel, without charge, at least one conformed copy of each registration statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(h) Promptly deliver to the Holder and its legal counsel, without charge, as many copies of the registration statement, prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by the Holder in connection with the offering and sale of the Subject Stock covered by such prospectus and any amendment or supplement thereto.

(i) Prior to any public offering of the Subject Stock, use its best efforts to register or qualify or cooperate with the Holder and its legal counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Subject Stock for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Subject Stock covered by a registration statement; provided, however, that the
                                                --------  -------
     Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(j) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Subject Stock to be sold pursuant to a registration statement, which certificates shall be free of all restrictive legends, and to enable such Subject Stock to be in such denominations and registered in such names as the Holder may request at least two business days prior to any sale of Subject Stock.

(k) Upon the occurrence of any event contemplated by Paragraph B(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the registration statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Use its best efforts to cause all Subject Stock relating to such registration statement to be listed on NASDAQ and any other securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed.

(m) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the registration statement, which statement shall conform to the requirements of Rule 158.

(n) Within two business days after the registration statement which includes the Subject Stock is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Subject Stock (with copies to the Holder) confirmation that the registration statement has been declared effective by the Commission in the form attached hereto as Schedule 1.
                                                   ----------

C.  Registration Expenses.  All fees and expenses incident to the performance of
    ---------------------
or compliance with this Annex A by the Company shall be borne by the Company whether or not the registration statement is filed or becomes effective and whether or not any Subject Stock is sold pursuant to the registration statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, the following: (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with NASDAQ and each other securities exchange or market on which Subject Stock are required hereunder to be listed, (B) with respect to filings required to be made with the Commission and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holder in connection with Blue Sky qualifications of the Subject Stock and determination of the eligibility of the Subject Stock for investment under the laws of such jurisdictions as the Holder may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Subject Stock and of printing prospectuses if the printing of prospectuses is requested by the Holder), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the legal counsel for the Holder, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters); it being understood that the Company shall not be responsible for any discounts and commissions payable with respect to the sale of any Subject Stock. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Annex A (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Subject Stock on any securities exchange as required hereunder.

D.  Piggy-Back Registrations.  If at any time after the date hereof when there
    ------------------------
is not an effective registration statement covering the Warrant Shares, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to the Holder written notice of such determination and, if within 30 days after receipt of such notice, the Holder shall so request in writing (which request shall specify the shares of Subject Stock intended to be disposed of by the Holder), the Company will cause the registration under the Securities Act of all Subject Stock which the Company has been so requested to register by the holder, to the extent requisite to permit the disposition of the Subject Stock so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Subject Stock in connection with such registration (but not from its obligation to pay expenses in accordance with this Annex A), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Subject Stock being registered pursuant to this paragraph for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Subject Stock the Holder requests to be registered; provided, however, that the Company shall not be
                           --------  -------
required to register any Subject Stock pursuant to this paragraph that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) should reasonably object in writing to the inclusion of the Subject Stock in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Subject Stock would materially adversely affect the offering contemplated in such registration statement, and, based on such determination, recommends inclusion in such registration statement of fewer or none of the shares of Subject Stock of the Holder, then, as applicable (x) the number of shares of Subject Stock included in such registration statement shall be reduced, or (y) none of the shares of Subject Stock of the Holder shall be included in such registration statement.

E.  Company Indemnification.  In the case of any offering registered pursuant to
    -----------------------
this Annex A, the Company agrees to indemnify and hold harmless the Holder and each controlling person of the Holder within the meaning of Section 15 of the Securities Act, and the directors and officers of the Holder, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time upon request, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any untrue statement or alleged untrue statement contained in the registration statement relating to the sale of such Subject Stock in any preliminary prospectus or in any prospectus or in any supplement or amendment to any of the foregoing of a material fact, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                          --------  -------
that the indemnification agreement contained in this paragraph shall not apply to such losses, claims, damages, liabilities or actions which shall arise from
(i) the sale of Subject Stock if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Holder specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any amendment thereof or supplement thereto; or (ii) any actual or alleged untrue statement of a material fact or any actual or alleged omission of a material fact required to be stated in any preliminary prospectus if the Holder sells securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company had previously furnished copies thereof to the Holder or its representatives and such final prospectus, as then amended or supplemented, corrected any such misstatement or omission; or (iii) the use of any preliminary, final or summary prospectus by or on behalf of the Holder after the Company has notified the Holder that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein, in light of the circumstances under which they were made, not misleading; or (iv) the use of any final prospectus, as amended or supplemented, by or on behalf of the Holder after such time as the obligation of the Company under this Annex A to keep the related registration statement effective has expired; or (v) any violation of any federal or state securities laws, rules or regulations committed by the Holder (other than any violation that arises out of or is based upon the circumstances described above and as to which the Holder would otherwise be entitled to indemnification hereunder).

F.  Holder Indemnification.  In connection with any registration statement in
    ----------------------
which the Holder is participating, the Holder will indemnify, to the extent permitted by law, the Company, controlling persons of the Company under Section 15 of the Securities Act and its directors and officers against any and all losses, claims, damages, liabilities and expenses resulting, and to reimburse them, from time to time upon request, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, solely by reason of (i) any untrue statement of a material fact or any omission of a material fact necessary to make the statements therein not misleading, in the registration statement or any prospectus or preliminary prospectus or any amendment or supplement thereto, but only to the extent that such untrue statement is contained in, or such omission is omitted from, information so furnished to the Company by the Holder in writing; or (ii) the use of any prospectus by or on behalf of the Holder (x) after the Company has notified the Holder that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein, in light of the circumstances under which they were made, not misleading or (y) after such time as the obligation of the Company to keep the related registration statement effective and current has expired; or
     (iii) the failure to send or deliver to a party to whom the Holder sells the securities, at or prior to the written confirmation of sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company had previously furnished copies thereof to the Holder or its representatives; or (iv) any violation of the Holder of any federal or state securities law or rule or regulation thereunder (other than any violation that arises out of or is based upon the circumstances described above and as to which the Holder is entitled to indemnification hereunder); provided, however, that the Holder
                                             --------  -------
     shall not be liable in the aggregate for any amounts exceeding the product of the sale price minus the exercise price per share of Subject Stock of the Holder sold in such registered offering and the number of shares of Subject Stock sold pursuant to such registration statement or prospectus by the Holder.

     G. Indemnification Procedure. (a) Each party indemnified under Paragraph E
        -------------------------
     or F of this Annex A shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in Paragraph E or F of this Annex A, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire to assume the defense thereof through counsel satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Paragraph E or F of this Annex A for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to such indemnifying party in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel).

(b) Nothing in Paragraph E or F of this Annex A shall prevent the indemnified party from retaining counsel of its own choosing, at its own expense, to defend or cooperate in the defense or investigation of any claim in respect of which indemnification is available hereunder. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(c) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for any and all loses, claims, damages, or liabilities, joint or several, and expenses to which they may become subject, in such proportion as is appropriate to reflect the relative fault of the parties entitled to indemnification, on the one hand, and the indemnifying parties, on the other, in connection with the matter out of which such losses, claims, damages, liabilities or expenses arise or result from. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the action was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Holder agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocations. Notwithstanding the provisions of this paragraph the Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of its Warrant or underlying shares of Common Stock exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

H. Notwithstanding the foregoing, the Holder shall furnish to the Company such information regarding the Holder, its intended method of distribution of the securities and such other information as the Company may from time to time reasonably request for purposes of preparation of any registration statement pursuant to this Annex A and to maintain the effectiveness of such registration statement.

     (i) At least five business days prior to any disposition of the Subject Stock (other than pursuant to an underwritten offering) by the Holder, the Holder will orally advise the Company (and promptly confirm such advise in writing) of the dates on which such disposition is expected to commence and terminate, the number of shares of Subject Stock expected to be sold, the method of disposition and such other information as the Company may reasonably request in order to supplement the prospectus contained in the registration statement in accordance with the rules and regulations of the Commission. Promptly after receiving such advise, the Company will, if necessary, (x) prepare a supplement to the prospectus based upon such advice and file the same with the Commission pursuant to Rule 424(b) under the Securities Act and (y), if necessary, qualify the Subject Stock to be sold under the securities or blue sky laws of such jurisdiction in the United States as the Holder shall reasonably request (subject to the proviso of Paragraph B(i) of this Annex A).

(ii) The Holder agrees that, upon receipt of any notice from the Company of any event of the kind described in Paragraph B(c)(v) of this Annex A, the Holder will forthwith discontinue disposition of the securities pursuant to such registration statement until receipt of copies of the supplemented or amended prospectus contemplated by Paragraph D, and, if so directed by the Company, will deliver to the Company all copies of the prospectus covering the Subject Stock in its possession at the time of receipt of such notice.

(iii) The Holder shall, at any time it is engaged in a distribution of the Subject Stock, comply with Regulation M (or any successor provisions then in force) promulgated under the Exchange Act, and (x) will not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules, (y) will distribute the securities solely in the manner described in the registration statement and (z) will not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act.

(iv) The Holder shall provide such information and materials, execute all such documents and take all such other actions as the Company shall reasonably request in order to permit the Company to comply with all applicable requirements of law and to effect the registration of the Holder's securities.

(v) If securities of the Company are registered for sale pursuant to Rule 415 under the Securities Act, the Holder shall cease any distribution of such shares under the registration statement twice a year, for up to 90 days each, upon the request of the Company if: (x) such distribution would require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that, in the good faith judgment of the Company's Board of Directors (or the executive thereof), would materially interfere with such transaction or negotiations, (y) such distribution would otherwise require premature disclosure of information that, in the good faith judgment of the Company's Board of Directors, would adversely affect or otherwise be detrimental to the Company or (z) the Company proposes to file a registration statement under the Securities Act for the offering and sale of securities for its own account in an underwritten offering and the managing underwriter therefor shall advise the Company in writing (with a copy to the Holder) that in its opinion the continued distribution of the securities would adversely affect the success of the offering of the securities proposed to be registered for the account of the Company. The Company shall promptly notify the Holder at such time as (i) such transactions or negotiations have been otherwise publicly disclosed or terminated, (ii) such non-public information has been publicly disclosed or counsel to the Company has determined that such disclosure is not required due to subsequent events or (iii) the completion of such underwritten offering.

(vi) The Company shall be entitled to postpone once a year, for a reasonable period of time not to exceed 90 days, the filing of a registration statement otherwise required to be prepared and filed by it pursuant to Paragraph A of this Annex A if, at the time it receives the written demand, (x) such registration would require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any affiliate that, in the opinion of counsel to the Company, is not yet required to be publicly disclosed and the Company's Board of Directors, in good faith, determines that such disclosure would materially interfere with such transaction or negotiations, (y) such registration would, in the good faith judgment of the Company, otherwise require premature disclosure of information which would adversely affect or otherwise be detrimental to the Company, or (z) the Company has filed or is in the process of preparing for filing a registration statement under the Securities Act for the offering and sale of securities for its own account in an underwritten offering and the managing underwriter therefor shall advise the Company in writing (with a copy to the Holder) that in its opinion the filing or effectuation of a registration statement pursuant to this Annex A would adversely affect the success of the offering of the securities proposed to be registered or offered for the account of the Company.

I.    Rule 144 Disclosure.  With a view to making available the benefits of
      -------------------
certain rules and regulations of the SEC that may at any time permit the sale of the Subject Stock to the public without registration, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use it best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) so long as the Holder owns the Warrant and shares of Common Stock, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

J.    Assignment of Registration Rights. The rights of the Holder hereunder,
      ---------------------------------
      including the right to have the Company register for resale Subject Stock in accordance with the terms of this Annex A, shall be automatically assignable by the Holder to any of the Holder's affiliates or the affiliates of Sony Music Entertainment Inc., of all or a portion of the Warrant or the Subject Stock if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of
     (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this paragraph, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Annex A. In addition, such other Holders shall have the right to assign their rights hereunder to any other person. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.